1 Consolidated Adjusted Operating Income 4th Quarter 3rd Quarter 2016 2015 2016 In millions, except per share amounts Operating Income EPS Operating Income EPS Operating Income EPS Reported $ (96.8) $(2.10) $ (37.1) $(0.98) $ 4.7 $ (0.29) Adjustments to Reconcile Operating Income/EPS Non-cash convertible debt interest expense (1) - 0.01 - 0.01 - 0.01 Mark to market (gain) loss on derivative instruments (2) - (0.08) - 0.08 - (0.01) Restructuring and divestiture costs (3) 27.8 0.44 15.3 0.23 24.1 0.29 Legal and investigative costs (4) (0.7) (0.01) 7.3 0.11 0.8 0.01 (Gain) loss on sale of assets (5) 1.0 0.02 - - (6.4) (0.08) Foreign Corrupt Practices Act (FCPA) accrual (9) 49.3 0.99 4.0 0.08 - - US Pension Settlement (12) 7.4 0.12 - - - - Asia Pacific and Africa (income) loss (8) 39.3 0.66 38.7 0.52 8.9 0.14 Total Adjustments 124.1 2.15 65.3 1.03 27.4 0.36 Adjusted $ 27.3 $ 0.05 $ 28.2 $ 0.05 $ 32.1 $ 0.07 Note 1: The table above reflects EPS adjustments based on the Company's full year effective tax rate for 2016 and 2015 of 50% and 40%, respectively Note 2: See footnote definitions on slide 7 Exhibit 99.2

Segment Adjusted Operating Income

North America, Europe and Latin America

North America	Operating Income				
In millions	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016
As reported	$ 6.1	$ 17.7	$ 73.8	$ 10.0	$ (39.1)
Adjustments to Reconcile Operating Income					
Restructuring and divestiture costs (3)	5.4	8.0	13.4	22.9	14.1
Legal and investigative costs (4)	6.0	5.8	1.1	0.8	(0.7)
Foreign Corrupt Practices Act (FCPA) accrual (9)	4.0	-	5.0	-	49.3
(Gain) loss on the sale of assets (5)	-	-	(53.2)	(0.5)	1.0
US Pension Settlement (12)	-	-	-	-	7.4
Total Adjustments	15.4	13.8	(33.7)	23.2	71.1
Adjusted	$ 21.5	$ 31.5	$ 40.1	$ 33.2	$ 32.0

Europe	Operating Income				
In millions	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016
As reported	$ (1.3)	$ 7.7	$ (1.5)	$ 10.8	$ (14.4)
Adjustments to Reconcile Operating Income					
Restructuring and divestiture costs (3)	7.2	3.6	1.7	0.3	10.8
(Gain) loss on the sale of assets (5)	-	-	8.4	(5.9)	-
Total Adjustments	7.2	3.6	10.1	(5.6)	10.8
Adjusted	$ 5.9	$ 11.3	$ 8.6	$ 5.2	$ (3.6)

Latin America	Operating Income				
In millions	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016
As reported	$ (3.2)	$ (3.7)	$ 0.4	$ (7.1)	$ (4.0)
Adjustments to Reconcile Operating Income					
Restructuring and divestiture costs (3)	2.7	2.5	1.6	0.8	2.9
Legal and investigative costs (4)	1.3	-	-	-	-
(Gain) loss on the sale of assets (5)	-	-	(1.7)	-	-
Total Adjustments	4.0	2.5	(0.1)	0.8	2.9
Adjusted	$ 0.8	$ (1.2)	$ 0.3	$ (6.3)	$ (1.1)

	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016
Core Operations - Total Adjusted Operating Income	$ 28.2	$ 41.6	$ 49.0	$ 32.1	$ 27.3

Note: See footnote definitions on slide 7

General Cable

2

3 Metal Adjusted Net Sales Note: See footnote definitions on slide 7 North America 4th Quarter Full Year 2016 2015 2016 2015 In millions Net Sales Net Sales Net Sales Net Sales As reported $ 476.5 $ 479.8 $ 2,041.7 $ 2,299.3 Adjustments to Reconcile Net Sales Metal adjustment (10) - 16.2 - (102.4) Total Adjustments - 16.2 - (102.4) Adjusted $ 476.5 $ 496.0 $ 2,041.7 $ 2,196.9 Europe 4th Quarter Full Year 2016 2015 2016 2015 In millions Net Sales Net Sales Net Sales Net Sales As reported $ 212.2 $ 216.5 $ 875.7 $ 960.2 Adjustments to Reconcile Net Sales Metal adjustment (10) - 5.1 - (32.6) Total Adjustments - 5.1 - (32.6) Adjusted $ 212.2 $ 221.6 $ 875.7 $ 927.6 Latin America 4th Quarter Full Year 2016 2015 2016 2015 In millions Net Sales Net Sales Net Sales Net Sales As reported $ 174.0 $ 163.5 $ 655.2 $ 726.8 Adjustments to Reconcile Net Sales Metal adjustment (10) - 8.2 - (54.5) Total Adjustments - 8.2 - (54.5) Adjusted $ 174.0 $ 171.7 $ 655.2 $ 672.3 Asia Pacific and Africa 4th Quarter Full Year 2016 2015 2016 2015 In millions Net Sales Net Sales Net Sales Net Sales As reported $ 47.3 $ 93.1 $ 285.8 $ 528.2 Adjustments to Reconcile Net Sales Metal adjustment (10) - 3.6 - (36.9) Total Adjustments - 3.6 - (36.9) Adjusted $ 47.3 $ 96.7 $ 285.8 $ 491.3

4 Adjusted Other Income (Expense) Note: See footnote definitions on slide 7 4th Quarter 3rd Quarter 2016 2015 2016 In millions Other Income (Expense) Other Income (Expense) Other Income (Expense) As reported $ 2.5 $ (9.4) $ (2.1) Adjustments to Reconcile Other Income (Expense) Mark to market (gain) loss on derivative instruments (2) (4.7) 5.5 (0.8) Asia-Pacific and Africa other (income) expense (8) 1.3 0.9 1.4 Total Adjustments (3.4) 6.4 0.6 Adjusted $ (0.9) $ (3.0) $ (1.5)

5 Adjusted EBITDA Note: See footnote definitions on slide 7 12 Months Ended 12 Months Ended In millions 2016 2015 Net income (loss) attributable to Company common shareholders $ (93.8) $ (121.9) Net income (loss) attributable to noncontrolling interest 0.3 (13.9) Equity in net (earnings) losses of affiliated companies (0.9) (0.5) Income tax provision (benefit) (3.7) (14.8) Interest expense, net 87.0 94.3 Other (income) expense (7.2) 71.3 Operating income (loss) $ (18.3) $ 14.5 Adjustments to Reconcile Operating Income Restructuring and divestiture costs (3) 82.6 56.0 Legal and investigative costs (4) 7.0 19.7 Foreign Corrupt Practices Act (FCPA) accrual (9) 54.3 4.0 New customer incentive (6) - 4.6 (Gain) loss on sale of assets (5) (51.9) 10.7 Loss on deconsolidation of Venezuela (7) - 12.0 Venezuela (income) loss (7) - 3.7 US Pension Settlement (12) 7.4 - Asia Pacific and Africa (income) loss (8) 68.9 53.8 Total Adjustments 168.3 164.5 Adjusted operating income 150.0 179.0 Depreciation and amortization (11) 80.9 84.9 Adjusted EBITDA $ 230.9 $ 263.9

6 Q1 2017 Outlook Note: See footnote definitions on slide 7 Q1 2017 Outlook Q1 2016 Actual In millions, except per share amounts Operating Income EPS Operating Income EPS Reported $15 - $30 ($0.05) - $0.10 $ 20.5 $(0.10) Adjustments to Reconcile Operating Income/EPS Non-cash convertible debt interest expense (1) - 0.01 - 0.01 Mark to market (gain) loss on derivative instruments (2) - - - (0.04) Restructuring and divestiture costs (3) 8.0 0.07 14.1 0.19 Legal and investigative costs (4) - - 5.8 0.08 Asia-Pacific and Africa (income) loss (8) 2.0 0.02 1.2 0.05 Total Adjustments 10.0 0.10 21.1 0.29 Adjusted $25 - $40 $0.05 - $0.20 $ 41.6 $ 0.19

7 Footnotes (1) - The Company's adjustment for the non-cash convertible debt interest expense reflects the accretion of the equity component of the 2029 convertible notes, which is reflected in the income statement as interest expense. (2) - Mark to market (gains) and losses on derivative instruments represents the current period changes in the fair value of commodity instruments designated as economic hedges. The Company adjusts for the changes in fair values of these commodity instruments as the earnings associated with the underlying contract have not been recorded in the same period. (3) - Restructuring and divestiture costs represent costs associated with the Company's announced restructuring and divestiture programs. Examples consist of, but are not limited to, employee separation costs, asset write-downs, accelerated depreciation, working capital write-downs, equipment relocation, contract terminations, consulting fees and legal costs incurred as a result of the programs. The Company adjusts for these charges as management believes these costs will not continue at the conclusion of both the restructuring and divestiture programs. (4) - Legal and investigative costs represent costs incurred for external legal counsel and forensic accounting firms in connection with the restatement of our financial statements and the Foreign Corrupt Practices Act investigation. The Company adjusts for these charges as management believes these costs will not continue after the conclusion of these investigations, which are considered to be outside the normal course of business. (5) - Gain and losses on the sale of assets are the result of divesting certain General Cable businesses. The Company adjusts for these gains and losses as management believes the gains and losses are one-time in nature and will not occur as part of the ongoing operations. (6) - New customer incentive reflects a one-time charge related to an inventory exchange program the Company executed within its automotive ignition wire business. The Company adjusted operating income for this customer incentive as management believes this was a one-time charge that will not occur as part of the ongoing operations. (7) - The Venezuela (income) loss and net sales adjustments reflect the removal of the impact of Venezuelan operations on a standalone basis due to the ongoing economic and political uncertainty in that country, principally driven by the foreign currency exchange system, government imposed profit caps/limitations and limited access to U.S. dollars for the import of raw materials. The Company removed the impact of Venezuelan operations because we believed we could not predict the amounts of any future income or expenses we could incur relating to the Venezuelan operations. Note effective as of the end of the third quarter 2015, the Venezuelan subsidiary was deconsolidated and accounted for using the cost method of accounting. The loss on the deconsolidation of Venezuela is the one-time charge associated with the deconsolidation. The Company adjusted for this loss as management believes the deconsolidation of Venezuela was one-time in nature and will not occur as part of the ongoing operations. (8) - The adjustment excludes the impact of operations in the Asia Pacific and Africa segment which are not considered "core operations" under the Company's new strategic roadmap. The Company is in the process of divesting or closing these operations which are not expected to continue as part of the ongoing business. For accounting purposes, the continuing operations in Asia Pacific and Africa (which consists primarily of business located in China, New Zealand, Australia and Africa) do not meet the requirements to be presented as discontinued operations. Fourth quarter 2016 reflects the non-cash impacts of a $28 million currency translation reclassification out of accumulated other comprehensive income related to the closure of our South African facilities and an $11 million asset impairment charge for the Company’s business in China; fourth quarter 2015 reflects the impact of a non-cash asset impairment charge of $31 million for the Company’s business in Algeria. (9) - Foreign Corrupt Practices Act (FCPA) accrual is the Company's additional accruals recorded in 2015 and 2016 to settle the investigation with the SEC and DOJ. The Company announced on December 29, 2016, it had entered into agreements with the SEC and the DOJ that bring to a conclusion those agencies’ respective investigations relating to the FCPA and the SEC’s separate accounting investigation related to our financial statements from fiscal years 2012 and prior. As a result, total fines, disgorgement, and pre-judgment interest will be paid to the SEC and DOJ in the amount of $82.3 million in 2017. (10) - The metal adjustment to net sales is the Company's estimate of metal price volatility to revenues from one period to another. (11) - Excludes depreciation and amortization in Asia Pacific and Africa for the twelve months ended 2016 and 2015 of $5.1 million and $11.5 million, respectively. (12) – The US pension settlement charge is a one-time cost related to the lump sum payment to term-vested participants of the US Master Pension Plan. This charge represents the payments made to those participants who elected to take the lump sum payment and for which the Company no longer has obligations to pay in the future. The Company has adjusted for this US pension settlement charge as management does not expect it to occur in the future, nor is it part of the ongoing operations.